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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

November 30, 1998

                                        CONTACT: Bruce Lowthers
                                                 SVP/Chief Financial Officer
                                                 (770) 734-2680
                                                       or
                                                 Janice J. Kuntz
                                                 Fleishman-Hillard
                                                 (404) 659-4446


   TOWNE SERVICES, INC. TO ACQUIRE MAJOR COMPETITOR - BANKING SOLUTIONS, INC.
          EXPANDS MERCHANT SALES TEAM, ADDS MORE THAN 1,000 MERCHANTS,
              200 BANK RELATIONSHIPS & 9 JOINT MARKETING AGREEMENTS

NORCROSS, Georgia - Towne Services, Inc. (Nasdaq: TWNE) today announced that it will acquire one of its key competitors, Banking Solutions, Inc., a McKinney, Texas, company that provides an accounts receivable financing product to banks and their commercial customers under the name CashFlow(SM) Manager. The transaction consideration will include a combination of cash and stock and a performance based earn-out component.

"I'm excited about this transaction because it is expected to be accretive to our earnings per share even before realizing the obvious synergies. These synergies include the combination of our sales force that specializes in smaller merchants and primarily retail receivables with Banking Solutions' sales force that specializes in larger merchants and primarily commercial receivables. In addition, we gain the ability to merge the best of both companies' products and technologies, giving our financial institution clients a complete spectrum of processing and financing alternatives available," commented Drew Edwards, chairman and chief executive officer of Towne Services, Inc.

 Edwards continued, "Each of the more than 200 Banking Solutions' bank customers are already offering accounts receivable financing programs, and we are excited about the opportunity to cross-

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sell our retail-based and collections products within this customer base. In addition, we pick up nine new marketing agreements with banking associations and a strong geographic presence in the southwest."

"For the last five years our consultants have excelled in helping financial institutions finance receivables for commercial accounts. I believe that Towne has emerged as the new leader in enabling banks to offer accounts receivable financing via an electronic retail gateway. Both our clients and our consultants who work with them believe they can expand their market penetration using Towne's products," stated Don G. Shafer, chief executive officer of Banking Solutions, Inc. "It's a win, win, win," Shafer continued.

Through this transaction, Towne will more than double its merchant customer base, add more than 200 bank relationships, gain a sales team with an average of five years experience in selling commercial financing products and increase market presence into seven new states.

Towne Services is based in Norcross, Georgia, and its electronic processing systems help community banks to compete with larger financial institutions, attract and retain customers, increase market share, and generate a new source of fee income. Advantages to the bank's customers include improved cash flow, automated accounts receivable functions and relief from billing and collection responsibilities. Towne Services' two primary products are TOWNE CREDIT(SM) and TOWNE FINANCE(SM).

                                      # # #


This release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's business plans;
(ii) trends affecting

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the Company's financial condition or results of operations; and (iii) the
Company's growth strategy and operating strategy. The words "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plans," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements as a result of the Company's limited operating history and prior losses; its dependence or increased sales and marketing resources; its ability to grow and manage its growth; acquisition risks (including the ability to integrate the operations of Banking Solutions and realize synergies in the future) and various other factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section of the Company's Registration Statement on Form S-1 (Registration Number 333-53341), as declared effective by the Securities and Exchange Commission on July 30, 1998.